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                                                                    Exhibit 10.9

                                                                        [6/3/03]

                                    SUBLEASE

         THIS SUBLEASE (this "Sublease") is entered into as of June   , 2003
(the "Effective Date"), by and between Conexant Systems, Inc., a Delaware corporation ("Sublandlord"), and Mindspeed Technologies, Inc., a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Sublandlord is the lessee under that certain Lease, dated as of August 18, 1998 (the "Master Lease"), by and between Deutsche Bank, AG, having its principal office at 31 West 52nd Street, New York, New York, 10019, (the "Master Landlord") and Sublandlord (under its previous name of Rockwell Semiconductor Systems, Inc.). A copy of the Master Lease is attached to this Sublease as Exhibit "A".

         B. Under the Master Lease, Sublandlord leases the entire buildings, consisting of the west tower and the east tower, located at 4000 MacArthur Blvd., Newport Beach, California, 92660 (collectively the "Building").

         C. Concurrently with the execution of this Sublease, Sublandlord and Subtenant are entering into that certain Distribution Agreement ("DA") pursuant to which Subtenant is spinning-off from Sublandlord.

         D. Subtenant desires to sublease a portion of the Building and obtain from Sublandlord the right to use associated parking spaces and to access some of the common areas associated with the Building. Sublandlord has agreed to sublease and grant the same to Subtenant upon the terms, covenants and conditions stated in this Sublease.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, the above recitals, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1.       Sublease.

                  1.1 Subleased Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the entire east tower of the Building, a small portion of the second floor of the west tower of the Building and the second floor bridge between the two towers, all as more particularly depicted or described on Exhibit "B" attached hereto (the "Subleased Premises"), subject to the terms, covenants, and conditions contained in this Sublease. The entire Building consists of approximately 360,000 rentable square feet and the Subleased Premises consist of approximately 189,729 rentable square feet.

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                  1.2      Parking. Subtenant shall have the right to utilize
its Building Share (as defined in Section 5.1 below) of the parking areas associated with the Building. Parking shall be supplied to Subtenant on the basis of 3.15 parking spaces per 1,000 square feet of rentable area within the Subleased Premises. The Parties agree that Subtenant will initially be allotted 598 parking spaces on the Effective Date. If Subtenant wants additional spaces, it will either acquire such additional spaces directly from the parking vendor or request Sublandlord to obtain and, if Sublandlord if able to obtain such additional spaces, then Subtenant shall pay Sublandlord the amount charged to Sublandlord for such spaces from time to time. In addition, Subtenant shall be responsible for any costs associated with enforcing any CC&Rs charged to Sublandlord as a result of Subtenant's acts or omissions. Sublandlord may regulate the parking areas within the "Common Areas" (as defined in Section 9.5 below) and may utilize parking gates or other methods for controlling entry and exit to the parking areas; provided, however, that such regulations shall be non-discriminatory and equally applied to Subtenant's employees and invitees in the same manner as they are applicable to Sublandlord's employees and invitees. Sublandlord shall provide Subtenant and its employees with any gate cards or other security devices necessary for access to the parking areas that Subtenant can utilize pursuant to this Section, except that the cost of such cards or devices and their replacement, if necessary, shall be Subtenant's responsibility.

                  1.3 Campus. The parties agree that Sublandlord shall provide a license, to the extent it can without obtaining consents from any landords, to Subtenant to use the other property then-currently owned or leased by Sublandlord at its Newport Beach campus, which is defined as the property bordered by Jamboree, MacArthur, Von Karman and Birch streets, and as of the Effective Date are at 4311 Jamboree Road, 5000 Birch and 4340 Von Karman, as long as such use is in accordance with the CC&Rs and any such other rules or regulations applicable to such properties.

         2.       Master Lease.

                  2.1 Coverage of Master Lease Provisions. Subtenant acknowledges that Sublandlord is in possession of the Building pursuant to the terms of the Master Lease. This Sublease is subject and subordinate to the Master Lease and the rights of Sublandlord and Master Landlord thereunder. This Sublease is designed to be a standard lease with Sublandlord providing all normal services associated with an office building plus extra services specific to the operation of Subtenant's business as more particularly provided in
Section 5.4. Therefore, the parties agree that the following Articles/Sections of the Master Lease shall not apply between them: Section 2.4 - Lease Supplement; Section 3.1 - Rent; Section 3.3 - Supplemental Rent; Section 3.5 - Method of Payment; Section 4.1 - Utility Charges; Article VII - Property Ownership; Section 10.1 - Maintenance and Repair; Return; Section 12.2 - Easements; Section 14.2 - Hazard and Other Insurance; Section 15.1 Casualty;
Article XVI - Condemnation; Article XVII - Events of Default; Article XIX - Provisions Relating to Termination; Article XX - Purchase Option; Article XXI - Sale Procedure; Article XXIII - Risk of Loss; Article XXIV--Assignment and Subletting; Article XXIX - Notices and Section 30.8 - Recordation of Lease. Except for the Articles and Sections set forth above, and except as otherwise expressly provided in this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease, to the extent that they relate to the Building and to the extent that they are not inconsistent with the

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terms of this Sublease, are made a part of and incorporated into this Sublease as if recited in full herein.

                  2.2 Substitution of Rights. Subject to Section 2.1 above, the rights and obligations of the Master Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and shall inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control. In addition, in the event of a conflict between this Sublease and the DA, but (subject only to the immediately preceding sentence) subject to the terms of the Master Lease incorporated in this Sublease by reference, the provisions of the DA shall control

                  2.3 Termination and/or Replacement of Master Lease. Notwithstanding the foregoing provisions, in the event that the Master Lease terminates but Sublandlord inserts one or more levels of tenancy above this Sublease, replaces the Master Lease with another lease or enters into any other type of financing arrangement (in each case, a "Replacement"), in all such cases, Subtenant's rights hereunder and this Sublease shall continue in full force and effect as between Sublandlord and Subtenant pursuant to each of the terms contained herein; provided, however, Subtenant shall be bound by any change in or additions required in connection with such Replacement equally with Sublandlord and shall execute an amendment to this Sublease or such other documentation to evidence Subtenant's agreement to such changed and/or additional terms and conditions within ten (10) business days after Sublandlord's request therefor (failing which an Event of Default shall have occurred, in connection with which Subtenant shall not have the benefit of the grace period provided in Section 13.1.2 below). In connection with the foregoing, it is acknowledged and agreed that Subtenant's agreement to the immediately preceding sentence has been relied upon by and is material consideration to Sublandlord in connection with the execution and delivery of this Sublease.

         3.       Term and Termination.

                  3.1 Base Term. The base term (the "Term") of this Sublease shall commence at 12:01 am on the Effective Date and shall, unless sooner terminated in accordance herewith, continue for a period of five (5) years thereafter.

                  3.2 Option to Extend Term. Sublandlord grants to Subtenant one (1) option to extend the Term ("Extension Option") for a period of two (2) years ("Option Term"), subject to the conditions described in this
Section 3.2. Subtenant shall have no other right to extend the Term beyond the Option Term.

                           3.2.1    Conditions of Option. The Extension Option
is subject to the following conditions: (i) the Extension Option may be exercised only by written notice delivered by Subtenant to Sublandlord as provided in this Section 3.2 and only if, as of the date; the Option Term would commence, no Event of Default has occurred which is continuing; (ii) the rights contained in this Section 3.2 may be exercised by the originally named Subtenant or by any assignee of Subtenant's interest in this Sublease if the assignment has been approved by Sublandlord or is otherwise permitted in Section 12 below; and (iii) if Subtenant properly

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exercises the Extension Option, the Term of this Sublease shall be extended by the Option Term. The Option Term shall be on all of the terms and conditions of the original Term, except that this Section 3.2 and Exhibit "E" shall have no application thereto.

                           3.2.2    Option Rent. The Rent payable by Subtenant
during the Option Term ("Option Rent") shall be calculated as provided in
Section 2.3 and 5.1.

                  3.3      Termination.

                           3.3.1    Special Circumstances. Sublandlord may
terminate this Sublease by providing written notice of such termination to Subtenant upon the occurrence of any of the following: (i) the failure of Rockwell Automation, Inc. ("Rockwell") to agree to leave its guarantee on the Master Lease in place in which case at Sublandlord's option this Sublease shall terminate on the date which is six (6) months from the date Sublandlord notifies Subtenant of its knowledge of such failure; (ii) subject to Section 2.3 above, the failure of Sublandlord to obtain a Replacement, in which case at Sublandlord's option this Sublease shall terminate upon the later of the termination of the Master Lease or the surrender by Sublandlord to Master Landlord of the Building; or (iii) Sublandlord's decision to vacate the Building in which case this Sublease shall terminate on the date which is twelve (12) months from the date Sublandlord notifies Subtenant of its decision. In the event of the occurrence of the termination condition set forth in subclause
(ii), Sublandlord agrees to notify Subtenant as soon as reasonably possible of the date Subtenant will be required to surrender the Subleased Premises.

                           3.3.2    Casualty and Condemnation.

                               (i) Sublandlord shall have the right to
terminate this Sublease upon any "Condemnation" or "Casualty" (as defined in the Master Lease) which would give Sublandlord the right or obligation to terminate the Master Lease.

                              (ii) Subject to clause (i) above and Section 9.4
below, in the event the Subleased Premises or the Building, or any portion thereof, is damaged or destroyed by any Casualty that is covered by insurance maintained by Sublandlord, then Sublandlord shall rebuild, repair and restore (collectively, "Repair") the damaged portion thereof, provided that (A) the amount of insurance proceeds available to Sublandlord equals or exceeds the cost of such Repair, (B) such Repair can be completed within sixty (60) days after the work commences in the opinion of a registered architect or engineer appointed by Sublandlord, (C) the Casualty has occurred more than twelve (12) months before the expiration of the Term, and (D) such Repair is then permitted, under applicable Legal Requirements, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the Casualty, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid including, but not limited to, a mortgagee, beneficiary, ground lessor or master lessor (collectively, "Mortgagee") under the Master Lease or any Replacement, or must be applied to reduce any indebtedness secured by, the Master Lease or any Replacement such proceeds, for the purposes of this clause, shall be deemed not available to Sublandlord unless such Mortgagee permits Sublandlord to use such proceeds for the Repair of the damaged portion thereof. Notwithstanding the foregoing, Sublandlord shall have no obligation to repair any

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damage to, or to replace any of, Subtenant's personal property, furnishings, trade fixtures, equipment or other such property or effects of Subtenant.

                               (iii)    In the event the Subleased Premises or
the Building, or any portion thereof, is damaged or destroyed by any Casualty to the extent that Sublandlord is not obligated, under clause (ii) above, to Repair the damaged portion thereof, then Sublandlord shall, within sixty (60) days after such Casualty, notify Subtenant of its election, at its option, to either
(A) Repair the damaged portions thereof, in which case Sublandlord's notice shall specify the time period within which Sublandlord estimates such Repair can be completed; or (B) terminate this Sublease effective as of the date the Casualty occurred. If Sublandlord does not give Subtenant written notice within sixty (60) days after the Casualty occurs of its election to Repair the damaged portions thereof, Sublandlord shall be deemed to have elected to terminate this Sublease.

                               (iv)     There shall be an abatement of rent by
reason of Casualty affecting the Subleased Premises or the Building, or any portion thereof, to the extent that Sublandlord receives insurance proceeds for loss of rental income attributable to the Subleased Premises, commencing on the date that the Casualty has occurred. Subtenant shall have no claim against Sublandlord for any damage suffered by Subtenant by reason of any such Casualty or Repair. Subtenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect. Upon completion of such Repair, Subtenant shall promptly refixture the Subleased Premises substantially to the condition they were in prior to the Casualty.

                               (v)      In connection with any Condemnation,
Sublandlord shall be entitled to the entire award in any Condemnation, including, without limitation, any award made for the value of the leasehold estate created by this Sublease. No award for any partial or total Condemnation shall be apportioned, and Subtenant hereby assigns to Sublandlord any award that may be made in such Condemnation, together with any and all rights of Subtenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Subtenant shall have the right to claim and recover from the condemnor, but not from Sublandlord, such compensation as may be separately awarded or recoverable by Subtenant in Subtenant's own right on account of damages to Subtenant's business by reason of the Condemnation and for or on account of any cost or loss to which Subtenant might be put in removing Subtenant's merchandise, furniture and other personal property, fixtures, and equipment. In the event of a partial Condemnation that does not result in a termination of this Sublease as to the entire Subleased Premises pursuant to this clause (v), the Base Rent shall abate in proportion to the portion of the Subleased Premises taken by such Condemnation. If this Sublease is terminated, in whole or in part, pursuant to any of the provisions of this clause (v), the Base Rent payable by Subtenant to Sublandlord hereunder and attributable to the Subleased Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Sublandlord shall be entitled to retain all of the Security Deposit until such time as this Sublease is terminated as to all of the Subleased Premises.

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         4.       Delivery of Building and Furniture, Fixtures and Equipment.

                  4.1 Delivery. Full possession of the Subleased Premises shall be deemed to have been delivered to Subtenant at 12:01 am on the Effective Date. Except for mutually approved improvements made or to be made by Sublandlord and/or Subtenant pursuant to this Sublease, Sublandlord shall deliver the Building to Subtenant in its current "AS IS" condition.

                  4.2 Furniture, Fixtures and Equipment. Sublandlord and Subtenant agree that all furniture, fixtures and equipment and any other personal property to be delivered to Subtenant in connection with the Subleased Premises shall be specified and conveyed to Subtenant in the DA.

         5.       Rent.

                  5.1 Rent. Subtenant shall pay to Sublandlord in monthly installments during the Term of this Sublease on or before the first day of every calendar month during the Term Subtenant's Building Share of any and all costs, expenses, claims, liabilities, losses, actions, causes of action, judgments (as such are internally accounted for by Sublandlord) actually incurred in the ownership, use, maintenance and/or operation of the Building ("Rent"). The parties agree that the Rent charged to Subtenant shall be consistent with Sublandlord's then current accounting practices, which shall be in conformity with GAAP. The terms "Building Share" shall mean a fraction, the numerator of which is the number of rentable square feet within the Subleased Premises, and the denominator of which shall be the total number of rentable square feet within the Building. The parties agree that Subtenant's initial Building Share is equal to 52.70% and Subtenant's Building Share as determined herein shall be modified, based on any increase or decrease in the number of rentable square feet within the Subleased Premises as permitted under this Sublease. The parties also agree that, by way of example only and not of limitation, Exhibit "F" attached hereto shows the parties' initial estimate of Rent for the first year of the Term but such Exhibit shall not limit or define Rent, but is merely an illustration as to the calculation of Rent. If Sublandlord obtains a Replacement, Subtenant shall continue its occupancy of the Subleased Premises (pursuant to Section 2.3) for the period, which ends five (5) years after the Effective Date, and Subtenant shall be responsible for paying the newly calculated Rent, which shall include an additional amount equal to Subtenant's Building Share of the costs incurred in connection with the renegotiation, including, without limitation, interest on Sublandlord's equity investment in the Building, interest on any debt encumbering the campus, attorneys' fees, and any and all other costs and expenses incurred by Sublandlord in connection with such Replacement. Upon completion by Sublandlord of "Sublandlord's Work" described in Exhibit "E" hereto, Sublandlord shall determine the amount of depreciation permitted to be taken thereon monthly during the Term, which amount shall be added to the Rent payable hereunder. Sublandlord shall provide notice of such monthly increase in Rent, and thereafter Subtenant shall pay Rent in the amount set forth in Sublandlord's notice. In the event such notice is delivered after the Effective Date, Subtenant shall pay to Sublandlord, within thirty (30) days after receipt of such notice, such additional Rent due for any month prior to and including the month in which such notice is given. In all cases, Subtenant's obligations under this Section 5.1 shall not include any "accelerated" payments related to the amortized costs described herein.

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                  5.2      Accounting and Reconciliation. Within sixty (60) days
after the end of each quarter during the Term, Sublandlord shall provide to Subtenant a statement of Rent substantially in the form set forth in Exhibit F actually incurred during the prior quarter ("Quarterly Statement"). If Subtenant owes Sublandlord, payment will be made on the next Rent payment date. If Sublandlord owes Subtenant, such amount will be deducted from the Rent due on the next payment date. If the Term has ended, then payment shall be made promptly. In addition, future months' Rent will be based on the revised amounts set forth in the revised Schedule F delivered to Subtenant at the end of each quarter. Within nine (9) months of each anniversary of the Effective Date and upon reasonable written notice, Subtenant, at its expense, shall have the right to perform an audit of the reasonably necessary books and records of Sublandlord related to the prior four (4) Quarterly Statements for the sole purpose of ensuring compliance with this Section 5. The audit shall be performed by Subtenant itself or an independent certified public accountant, reasonably acceptable to both Sublandlord and Subtenant, during normal business hours and with a minimum amount of interruption to Sublandlord's business. If the audit reveals that Subtenant has paid more or less than its Building Share of Rent for such year, then payments shall be made as set forth above. In addition, if the audit reveals that Sublandlord has overcharged Subtenant by ten percent (10%) or more for the Quarterly Statements under audit, Sublandlord shall reimburse Subtenant for the reasonable cost of the audit Any information disclosed to Subtenant or a certified public accountant pursuant to this Section will be subject to a confidentiality agreement reasonably acceptable to Sublandlord and signed by Subtenant and its agents, if any.

                  5.3 Adjustments in Last Year. The parties agree that in the last year of the Term, if Sublandlord voluntarily incurs a capital expense that is out of Sublandlord's ordinary course of business and is greater than $50,000, then Subtenant shall have the right to approve such expense before it is incurred, which approval shall not be unreasonably withheld, delayed or conditioned.

                  5.4 Additional Services. Attached hereto as Exhibit "C" and incorporated herein is a schedule of five (5) categories of services, which Subtenant may elect Sublandlord to perform with respect to or for the benefit of the Subleased Premises pursuant to the provisions of this Section (the "Additional Services"). During the first year of the Term, Sublandlord shall provide all of the Additional Services and pay the Additional Services fees set forth in Exhibit F as Rent. By March 31st of each subsequent year during the Term, Sublandlord shall deliver notice to Subtenant, which shall specify the categories of Additional Services available for the year along with the estimated cost of providing the Additional Services to the Subleased Premises. Such costs shall reflect only the actual cost and expense incurred by Sublandlord with respect to providing such Additional Services, whether such Additional Services would be provided by Sublandlord's personnel or by an outside vendor. By April 30th of each year during the Term, Subtenant shall provide Sublandlord with notice as to which, if any, of the categories of Additional Services Subtenant elects Sublandlord to provide during the ensuing year. Such notice is irrevocable during the year such services are requested, except that all Additional Services may be terminated by Subtenant in connection with the expiration or sooner termination of this Sublease, so long as such termination was not caused by a Subtenant Event of Default. The cost of all Additional Services elected by Subtenant to be provided shall be paid monthly by

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Subtenant together with the payment of all Rent. The provisions of Sections 5.2 and 5.3 shall apply to the payment of all Additional Services.

                  5.5 Utilities. At Sublandlord's option, Subtenant shall pay the cost of all utilities that are separately metered, if any, to the Subleased Premises directly to the utility provider or to Sublandlord as Rent.

                  5.6 Real Property Taxes and Assessments. Sublandlord shall pay, prior to delinquency, all real property taxes and assessments levied with respect to the Building during the Term.

                  5.7 Security Deposit; Holdover Rent. If, in connection with any Replacement, Sublandlord is required to provide a security deposit, Subtenant shall provide to Sublandlord, Subtenant's portion of such security deposit (calculated by multiplying Subtenant's Building Share by such security deposit), in whatever form and amount as may be required by the Replacement (herein, a "Security Deposit"), and, if Sublandlord exercises such right, Subtenant shall deliver to Sublandlord its portion of the Security Deposit within ten (10) days after Sublandlord's request therefor. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Sublandlord's damages in case of Subtenant's default. If Sublandlord uses all or any portion of Subtenant's portion of the security deposit to cure any Subtenant default under this Sublease, Subtenant shall immediately on demand restore its portion of the security deposit to the original amount. If Subtenant is not in default at the expiration or termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant. Sublandlord shall not be required to keep the Security Deposit separate from its general funds and Sublandlord, not Subtenant, shall be entitled to all interest, if any, accruing on any such deposit. Upon any sale or transfer of its interest in the Building, to the extent the Security Deposit is transferred to Sublandlord's successor in interest, Sublandlord shall be released from any liability or obligation with respect thereto. In the event that any increased holdover rental or other premium is charged to Sublandlord under a Replacement at the expiration or earlier termination of the term or maturity date thereof (herein, collectively, a "Holdover Premium"), if Subtenant is then in possession of the Subleased Premises or any portion thereof, Subtenant shall be required to pay Subtenant's Building Share thereof.

                  5.8 Other Rent Concepts. As used in this Sublease, the term "rent" shall mean Rent and additional rent, and the term "additional rent" shall mean all other amounts payable by Subtenant to Sublandlord pursuant to this Sublease other than Rent. Where no other time is stated herein for payment, payment of any amount payable from Subtenant to Sublandlord hereunder shall be due, and made, within thirty (30) days after Subtenant's receipt of Sublandlord's invoice or statement therefor. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublandlord at the address stated herein or to such other persons or such other places as Sublandlord may designate in writing. If any payment of Rent is paid by Subtenant to Sublandlord by check, and the check, when tendered for payment to the bank upon which it is drawn, is refused, Sublandlord shall thereafter have the right to require Subtenant to pay all future installments of rent due hereunder by wire transfer of immediately available funds.

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         6.       Use. Subtenant may use the Subleased Premises in accordance with the purposes specified in the Master Lease, and for no other purpose.

                  6.1      Compliance with Laws. Without in any way limiting
Article V above, Subtenant shall be responsible, at its cost and expense, for its Building Share of any and all Modifications to the Building required by any Legal Requirement, including, but not limited to, compliance with the Americans with Disabilities Act.

         7.       Maintenance; Surrender.

                  7.1 Maintenance. Subtenant shall be responsible, at its cost and expense, for keeping the Subleased Premises in good order, condition and repair and in compliance with all Legal Requirements and Environmental Laws (as defined in the Master Lease) except as otherwise set forth herein. Sublandlord shall be responsible, at its cost and expense, for the maintenance and repair of all structural elements of the Building and the Subleased Premises, the Building's foundation, roof, exterior windows and load bearing interior walls. Subtenant shall reimburse Sublandlord for its Building Share of such expenses as set forth in Section 5.1.

                  7.2 Surrender. Upon the termination or earlier expiration of this Sublease, Subtenant shall surrender the Subleased Premises in good order, condition and repair, subject to reasonable wear and tear, broom clean.

         8.       Performance by Sublandlord; Status of Master Lease.

                  8.1 Sublandlord's Performance Conditioned on Master Landlord's Performance. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease.

                  8.2 No Claim. Subtenant will not have any claim against Sublandlord based on Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's act or failure to act. Despite Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant shall pay all rent and all other charges provided for in this Sublease without any abatement, deduction or setoff so long as Subtenant's use and enjoyment of the Subleased Premises is not disturbed. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the tenant under the Master Lease.

                  8.3 Master Landlord's Consent; Performance. Whenever the consent of Master Landlord is required under the Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to obtain, at Subtenant's sole cost and expense, that consent on behalf of

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Subtenant. Whenever Master Landlord fails to perform its obligations under the
Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to cause Master Landlord to perform such obligations on behalf of both Sublandlord and Subtenant.

                  8.4 No Existing Defaults. Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease.

                  8.5      Preservation of Master Lease. Except as set forth in
Section 2.3, Sublandlord agrees not to modify the Master Lease in a manner that materially adversely affects Subtenant's rights under this Sublease. Subtenant and Sublandlord will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease. Sublandlord agrees to timely perform all of its obligations under the Master Lease, including, without limitation, the payment of all rent thereunder.

         9.       Insurance; Indemnity; Liability of Sublandlord; Security

                  9.1 From and after the Effective Date, Subtenant shall, at Subtenant's expense, obtain and keep in force during the term of this Sublease standard form property insurance insuring Subtenant's personal property, trade fixtures, furnishings and equipment located within the Subleased Premises against any perils included within the classification "all risk" as such term is used in the insurance industry and in an amount equal to the full replacement value thereof.

                  9.2 Except for gross negligence or willful misconduct on the part of any Master Lessor Party or Sublandlord, Subtenant hereby agrees that neither any Master Lessor Party nor Sublandlord shall be liable for injury to Subtenant's business or any loss of income therefrom or for damages to the goods, wares, merchandise or other property of Subtenant or Subtenant's Agents or any other person in or about the Subleased Premises, nor shall any Master Lessor Party nor Sublandlord be liable for injury to the person of Subtenant or Subtenant's Agents, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, whether the same damage or injury results from conditions arising upon the Subleased Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Subtenant, or for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Project, the Building or the Subleased Premises, or a failure to make any such repairs, except as expressly provided in this Sublease. Neither any Master Lessor Party nor Sublandlord shall be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building.

                  9.3 Sublandlord and Subtenant each hereby waives any and all rights of recovery against the other, and against the officers, employees, agents, representatives,

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

customers and business visitors of such other party, for loss of or damage to such waiving party or its property or the property of others under its control arising from any cause insured against under any policy of property insurance required to be carried by such waiving party pursuant to the provisions of this Sublease (or any other policy of property insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains such insurance which such waiving party is required to obtain and maintain pursuant to this Sublease (or any substitute therefor). Sublandlord and Subtenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

                  9.4 Except for gross negligence or willful misconduct on the part of any Master Lessor Party or Sublandlord, Subtenant agrees to indemnify, defend and hold Sublandlord, the Master Lessor Parties and its and their officers, directors, partners and employees (collectively, the "Sublandlord Parties") entirely harmless from and against all Liabilities, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Subleased Premises, Building or campus by Subtenant or Subtenant's Agents or any work, activity or other things allowed or suffered by Subtenant or Subtenant's Agents to be done in or about the Subleased Premises, Building or Project, including without limitation with respect to Legal Requirements, Insurance Requirements, Hazardous Activity, Environmental Laws and/or Environmental Violations, (ii) any breach or default in the performance of any obligation of Subtenant under this Sublease, and (iii) any act or failure to act, whether negligent or otherwise tortious, by Subtenant or Subtenant's Agents in or about the Subleased Premises, Building or campus.

                  9.5 Sublandlord may, but (subject to Section 5.4 above) shall have no obligation to, from time to time, employ one or more persons or entities to patrol or provide security for the Subleased Premises and/or the "Common Areas" which term, as used herein, means all areas, space, equipment and special services provided by Sublandlord or pursuant to the CC&Rs encumbering the Building for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, lobbies, hallways, patios, service quarters, parking areas, all common areas and other areas within the exterior of the Building and in the Project. Subtenant and its employees shall cooperate with Sublandlord's security personnel, including those providing Additional Services and/or Common Area security for employees after closure of the Building. Notwithstanding any such activity, Subtenant shall have the sole responsibility of providing security for the Subleased Premises, the persons therein and all vehicles of Subtenant and Subtenant's Agents.

         10. Estoppel Certificates. Each party to this Sublease shall, from time to time as requested in writing by the other party and/or Master Landlord or any Replacement, on not less than ten (10) days prior written notice, execute, acknowledge, and deliver to the other party an estoppel certificate ("Estoppel Certificate") in form and substance reasonably satisfactory to the requesting party, which Estoppel Certificate shall include, at a minimum, a statement that this Sublease is unmodified and in full force and effect (or if there have been modifications that this

Sublease is in full force and effect as modified and stating the modifications). Such Estoppel Certificate shall also certify the dates to which base rent, additional rent, and any other charges have been paid and state whether, to the knowledge of the person signing the Estoppel Certificate, the other party is in default beyond any applicable grace period provided in this Sublease. If the other party is in default beyond any applicable grace period, the Estoppel Certificate shall specify each default of which the signer then has knowledge. It is intended that each Estoppel Certificate may be relied on by others with whom the party requesting that certificate may be dealing.

         11. Signage. Upon written request from Subtenant, Sublandlord agrees to promptly remove its existing sign or signs located on the exterior of the Subleased Premises at its cost and expense. Subtenant shall have the right to place exterior building top signs on the Subleased Premises, subject to complying with any applicable laws. Subtenant shall remove its signs from the exterior of the Subleased Premises upon the termination or expiration of this Sublease. The installation and removal of Subtenant's sign or signs shall be at Subtenant's cost and expense.

         12. Assignment or Subleasing. Subject to the rights of Master Landlord or any Replacement, Subtenant may assign this Sublease or further sublet the Subleased Premises to any party after providing Sublandlord with thirty (30) days' prior written notice of such proposed assignment or subletting provided that Subtenant remains bound by and subject to this Sublease. At any time within thirty (30) days after Sublandlord's receipt of Subtenant's notice of assignment or subletting, Sublandlord may, by written notice to Subtenant, elect to terminate this Sublease in full with respect to an assignment or terminate in part with respect to a sublease, and may thereafter in Sublandlord's sole and absolute discretion enter into a lease directly with the proposed assignee or subtenant or any other person and/or itself occupy all of any the portion of the Subleased Premises so recaptured. If Sublandlord exercises its right to recapture all or a portion of the Subleased Premises as set forth above, then Subtenant shall completely vacate and surrender the Subleased Premises in accordance with Section 7.2 within thirty (30) days of its receipt of Sublandlord's recapture notice ("Surrender Date"). Sublandlord shall, within thirty (30) days of its receipt of the Subleased Premises, reduce Subtenant's Building Share by the proportion of the Subleased Premises recaptured effective as of the Surrender Date.

         13.      Default.

                  13.1 "Event of Default". Any one or more of the following events shall constitute an "Event of Default" or "Lease Event of Default" (as defined in the Master Lease):

                           13.1.1   Subtenant shall fail to pay the rent or
other charges within five (5) business days after the same become due hereunder, or

                           13.1.2   Except as provided in Section 2.3 above,
Subtenant shall fail to perform or observe any other term or condition contained in this Sublease for thirty (30) days after notice from Sublandlord thereof unless such default is of such nature that it cannot be cured within such 30-day period, in which event no Event of Default shall occur so long as Subtenant shall commence the curing of the default promptly within such 30-day period and shall thereafter promptly and diligently prosecute and complete the curing of the same; or

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

                           13.1.3   Except as otherwise provided by applicable
law, if the estate hereby created shall be taken on execution or by other process of law, or if Subtenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Subtenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Subtenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Subtenant under any provisions of a law now or hereafter enacted, and such proceeding is not dismissed within ninety (90) days after it is begun, or if Subtenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

                  13.2 Remedies. Upon the occurrence and continuance of an Event of Default, Sublandlord, may do any one or more of the following:

                           13.2.1   Sublandlord may elect to terminate this
Sublease and the tenancy created hereby by giving notice of such election to Subtenant; thereupon Sublandlord shall have the right and option to re-enter the Subleased Premises, by summary proceedings or otherwise, and may remove Subtenant and all other persons and property from the Subleased Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Subtenant without resort to legal process and without Sublandlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

                           13.2.2   Sublandlord may exercise any other legal or
equitable right or remedy which it may have. Sublandlord's re-entry or taking of possession of the Subleased Premises shall not be construed as an election to terminate this Sublease unless Sublandlord gives written notice of such termination. Any re-entry, or taking of possession by Sublandlord shall not affect or diminish the ongoing obligation or liability of Subtenant for all rent and other obligations due and owing under this Sublease.

                           13.2.3   Sublandlord may decline to retake possession
of the Subleased Premises and may sue for the rent as the same becomes due.

                           13.2.4   Sublandlord may retake possession of the
Subleased Premises, relet the Subleased Premises and sue for damages. During the period of time that Sublandlord is trying to relet the Subleased Premises, Subtenant shall be liable for the full rent. Sublandlord may sue from month to month for the damages which accrue in accordance with this subsection, or may sue for the accelerated balance of the rent and other damages or remedies to which Sublandlord may be entitled in accordance with the measure of damages set forth in Section 13.3. The election of whether to sue on a month-to-month basis or for the total amount shall be at the sole option and discretion of Sublandlord. Acts of maintenance, efforts to relet, and/or the appointment of receiver to protect the Sublandlord's interests, shall not constitute termination of the Subtenant's right to possession.

                           13.2.5   Notwithstanding anything herein to the
contrary, Sublandlord may pursue any other remedy now or hereafter available in law or in equity in the State of California, including without limitation, California Civil Code Sections 1951.2 through 1952.6, inclusive.

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

Any remedies, notice provisions or procedures under this Sublease which are inconsistent with California law shall be deemed modified.

                           13.2.6   In addition to all other remedies provided
in this Sublease, Sublandlord shall be entitled to restrain by injunction any violation, or any attempted or threatened violation, of any of the covenants, conditions, or provisions of this Sublease or to sue for specific performance of any term, covenant or condition to be performed by Subtenant under this Sublease. Sublandlord's remedies hereunder shall be cumulative with any other remedies available to it at law or equity. Sublandlord's remedies hereunder shall be cumulative with any other remedies available to it at law or equity.

         14.      Subordination; Attornment; Non-Disturbance.

                  14.1 The rights of Subtenant under this Sublease are and shall be, at the option of Sublandlord, either subordinate or superior to the Master Lease and/or any Replacement, or Sublandlord's interest therein or any part thereof, whether the Master Lease and/or Replacement has heretofore been, or may hereafter be, placed upon the Subleased Premises by Sublandlord, except that a non-disturbance must be secured prior to any future subordination of this Sublease as set forth below in Section 14.2. To further assure the foregoing subordination or superiority, Subtenant shall, upon Sublandlord's request, together with the request of Master Landlord or any Mortgagee, execute any instrument (including without limitation an amendment to this Sublease), or instruments intended to subordinate this Sublease, or at the option of Sublandlord, to make it superior to the Master Lease or any Replacement.

                  14.2 Subtenant agrees (i) to attorn to the Master Landlord and/or any Mortgagee and to any party acquiring title to the Subleased Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, as the successor to Sublandlord hereunder and/or with respect to an interest in the Building, (ii) to execute any attornment agreement reasonably requested by the Master Landlord and/or a Mortgagee, or party so acquiring title to the Subleased Premises, and (iii) that this Sublease, subject to the rights under any outstanding non-disturbance agreement, at the option of the Master Landlord and/or such Mortgagee or other party, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles. Neither the Master Landlord, nor any Mortgagee, nor any party acquiring title to the Subleased Premises by judicial foreclosure, trustee sale, or deed in lieu of foreclosure, as the successor to Sublandlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Sublease that occurred before such party acquired its interest in the Subleased Premises or for any continuing breach thereof until after the successor Sublandlord has received the notice and right to cure as provided herein, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance.

                  14.3 Upon payment by Subtenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Subtenant's part to be observed and performed, Subtenant shall peaceably and quietly hold and enjoy the Subleased Premises for the term hereof without hindrance or interruption by Sublandlord or any other person or persons lawfully or equitably claiming by, through or under Sublandlord, subject, nevertheless, to the terms and conditions of this Sublease, the Master Lease and any Replacement to which this Sublease is subordinate.

                  14.4 On any act or omission by Sublandlord which might give, or which Subtenant claims or intends to claim gives, Subtenant the right to damages from Sublandlord or the right to terminate this Sublease by reason of a constructive or actual eviction from all or part of the Subleased Premises, or otherwise, Subtenant shall not sue for damages or attempt to terminate this Sublease until it has given written notice of the act or omission to Sublandlord, Master Landlord and/or any Mortgagee as identified by Sublandlord and a reasonable period of time for remedying the act or omission has elapsed following the giving of the notice, during which time Sublandlord, Master Landlord and/or Mortgagee, or any of them, their agents or employees, may enter upon the Subleased Premises and do therein whatever is necessary to remedy the act or omission. During the period after the giving of notice and during the remedying of the act or omission, the Rent payable by Subtenant shall not be abated and apportioned except to the extent that the Subleased Premises are untenantable.

         15.      Miscellaneous Provisions.

                  15.1 No Brokers. The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that party's acts in connection with this Sublease.

                  15.2 Notices. Any notice that may or must be given by either party under this Sublease shall be delivered: (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party for whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth below, or to such other address as that party may designate. A notice sent pursuant to the terms of this section shall be deemed delivered: (A) when delivery is attempted, if delivered personally and during business hours, (B) three (3) business days after deposit into the United States mail, or (C) the business day following deposit with a nationally recognized overnight courier.

           If to Sublandlord:        Conexant Systems, Inc.
                                     4311 Jamboree Road
                                     Newport Beach, CA  92660
                                     Attn: Director of Facilities

           With a copy to:           Business law team at the same address

           If to Subtenant:          Mindspeed Technologies, Inc.
                                     4000 MacArthur Boulevard, East Tower
                                     Newport Beach, CA  92660
                                     Attn:  Facilities Manager

           With a copy to:           Mindspeed Technologies, Inc.
                                     4000 MacArthur Boulevard, East Tower
                                     Newport Beach, CA 92660
                                     Attn: Mindspeed Legal Team

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

           If to Master Landlord:    pursuant to Section 29 of the Master Lease.

                  15.3 Survival of Provisions. In the event of a termination of this Sublease, Sections 6, 9, 15.13 and 15.14 shall survive and continue to be binding upon the parties for a period of ten (10) years following such termination.

                  15.4 Entire Agreement; Waiver. This Sublease together with all Exhibits incorporated or referred to herein, constitute the final, complete and exclusive statement between the parties to this Sublease pertaining to the subject matter hereof, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of the heirs, representatives, successors, and assigns of the respective parties hereto. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that that agreement modifies this Sublease.

                  15.5 Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

                  15.6 Further Assurances. Each party to this Sublease shall, at its own cost and expense, execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sub-lease.

                  15.7 Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

                  15.8 Rules and Regulations. Sublandlord hereby represents that the rules and regulations set forth on Exhibit "D" attached hereto are those currently in effect for Sublandlord and its employees and such rules and regulations are hereby incorporated herein with respect to Subtenant's use and occupancy of the Subleased Premises. Both parties agree to amend said Exhibit "D" if and when such rules and regulations change.

                  15.9 Access to Subleased Premises. Subject to the terms and conditions of this Sublease, Subtenant shall have the right to access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week.

                  15.10 Rooftop Communication Equipment. Subtenant shall have the right to maintain any currently existing rooftop communication equipment, and to install additional rooftop communication equipment on the roof of the east tower of the Building in such locations and pursuant to any existing CC&Rs, rules or regulations on the Subleased Premises as well as any plans and specifications which are reasonably acceptable to Sublandlord, such approval not to be unreasonably withheld or delayed.

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

                  15.11 Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, then unless the severance of such provision could cause material failure of consideration to a party hereto, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

                  15.12 Tenant Improvement Work. Sublandlord agrees to construct, or cause to be constructed, certain tenant improvement work within the lobby of the Subleased Premises pursuant to the terms and conditions set forth on the Construction Work Letter attached hereto as Exhibit "E". All improvements to be constructed in accordance with Exhibit "E" hereto shall be constructed by Sublandlord at Sublandlord's sole cost and expense.

                  15.13 Attorneys' Fees, Costs and Expenses. In any action or proceeding arising out of this Sublease, or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the other party thereto the reasonable attorneys' and paralegals' fees, court costs, filing fees, publication costs and other expenses incurred by the prevailing party in connection therewith, at trial and all appellate proceedings, and in all bankruptcy, administrative and similar proceedings.

                  15.14 Governing Law. This Sublease shall be governed by, and in all respects construed in accordance with, the laws of the State of New York, without regard for its conflict or choice of laws provisions, except as noted herein or in the Master Lease.

                  15.15 Escalation. In the event that any dispute claim or controversy ("collectively a "Dispute") arises out of or relates to any provision of this Agreement and is not an Event of Default, the parties agree that an appropriate authorized manager of Conexant and an appropriate authorized manager of Mindspeed shall attempt a good faith resolution of such Dispute within thirty (30) days after either Party notifies the other of such Dispute. If such Dispute is not resolved within thirty (30) days of such notification, such Dispute will be referred for resolution to the Parties respective senior executives. Should they be unable to resolve such Dispute within thirty (30) days following such referral to them, or within such other time as they may agree, Mindspeed and Conexant shall submit such Dispute to binding arbitration, initiated and conducted in accordance with the then-existing American Arbitration Association Commercial Arbitration Rules, before a single arbitrator selected jointly by Conexant and Mindspeed. The arbitration shall be conducted in the County of Orange, California and shall be governed by the United States Arbitration Act, 9 USC Section 116, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrator shall have case management authority and shall resolve the Dispute in a final award within one hundred eighty (180) days from the commencement of the arbitration action, subject to any extension of time thereof allowed by the arbitrator upon good cause shown. There shall be no appeal from the arbitral award, except for fraud committed by an arbitrator in carrying out his or her duties under the aforesaid rules; otherwise the Parties irrevocably waive their rights to judicial review of any Dispute arising out of or related to this Sublease.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Sublease as of the date last set forth below to be effective as of the Effective Date.

SUBLANDLORD                              SUBTENANT

CONEXANT SYSTEMS, INC.,                  MINDSPEED TECHNOLOGIES, INC.,
a Delaware corporation                   a Delaware corporation

By: ________________________________     By: ________________________________
Name: ______________________________     Name: ______________________________

                                       18